MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarter ended				Year ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2015	2016	2016	2016	2016
	(in millions, except per share amounts)
Net sales:
Mueller Co.	$144.7	$182.2	$198.7	$190.1	$715.7
Mueller Technologies	18.4	15.0	26.0	25.5	84.9
	163.1	197.2	224.7	215.6	800.6
Cost of sales:
Mueller Co.	100.7	124.5	121.2	118.6	465.0
Mueller Technologies	14.8	13.4	20.3	19.2	67.7
	115.5	137.9	141.5	137.8	532.7
Gross profit	47.6	59.3	83.2	77.8	267.9

Selling, general and administrative expenses:
Mueller Co.	20.0	22.4	23.4	22.6	88.4
Mueller Technologies	6.9	6.5	7.2	6.8	27.4
Corporate	8.5	8.5	8.8	9.6	35.4
Other charges:
Mueller Co.	0.2	0.4	2.4	—	3.0
Mueller Technologies	0.5	—	—	0.4	0.9
Corporate	0.1	0.4	18.8	0.6	19.9

Operating income	11.4	21.1	22.6	37.8	92.9

Interest expense, net	6.1	5.9	6.0	5.6	23.6
Income before income taxes	5.3	15.2	16.6	32.2	69.3
Income tax expense	1.3	4.9	5.6	12.4	24.2
Income from continuing operations	4.0	10.3	11.0	19.8	45.1
Income from discontinued operations	2.2	5.4	4.5	6.7	18.8

Net income	$6.2	$15.7	$15.5	$26.5	$63.9

Weighted average shares outstanding:
Basic	160.8	161.3	161.6	161.7	161.3
Diluted	163.2	163.1	163.6	163.9	163.4

Income per average basic share:
Continuing operations	$0.02	$0.06	$0.07	$0.12	$0.28
Discontinued operations	0.02	0.04	0.03	0.04	0.12
Net income	$0.04	$0.10	$0.10	$0.16	$0.40

Income per average diluted share:
Continuing operations	$0.02	$0.06	$0.07	$0.12	$0.28
Discontinued operations	0.02	0.04	0.02	0.04	0.11
Net income	$0.04	$0.10	$0.09	$0.16	$0.39

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)
	Quarter ended				Year ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2015	2016	2016	2016	2016
	(in millions, except per share amounts)
Income from continuing operations	$4.0	$10.3	$11.0	$19.8	$45.1
Other charges	0.8	0.8	21.2	1.0	23.8
Income tax adjustment	(0.2)	(0.3)	(7.2)	(0.4)	(8.1)

Adjusted income from continuing operations	$4.6	$10.8	$25.0	$20.4	$60.8

Weighted average shares outstanding	163.2	163.1	163.6	163.9	163.4

Adjusted income from continuing operations per share	$0.03	$0.07	$0.15	$0.12	$0.37

Net income	$6.2	$15.7	$15.5	$26.5	$63.9
Discontinued operations	(2.2)	(5.4)	(4.5)	(6.7)	(18.8)
Other charges	0.8	0.8	21.2	1.0	23.8
Interest expense, net	6.1	5.9	6.0	5.6	23.6
Income tax expense	1.3	4.9	5.6	12.4	24.2

Adjusted operating income	12.2	21.9	43.8	38.8	116.7

Depreciation and amortization:
Mueller Co.	8.4	8.6	8.5	8.7	34.2
Mueller Technologies	1.1	1.2	1.2	1.3	4.8
Corporate	0.1	0.1	0.1	0.2	0.5

Adjusted EBITDA	$21.8	$31.8	$53.6	$49.0	$156.2

Non-GAAP measures by segment:
Adjusted operating income (loss) (1):
Mueller Co.	$24.0	$35.3	$54.1	$48.9	$162.3
Mueller Technologies	(3.3)	(4.9)	(1.5)	(0.5)	(10.2)
Corporate	(8.5)	(8.5)	(8.8)	(9.6)	(35.4)
	$12.2	$21.9	$43.8	$38.8	$116.7
Adjusted EBITDA (2):
Mueller Co.	$32.4	$43.9	$62.6	$57.6	$196.5
Mueller Technologies	(2.2)	(3.7)	(0.3)	0.8	(5.4)
Corporate	(8.4)	(8.4)	(8.7)	(9.4)	(34.9)
	$21.8	$31.8	$53.6	$49.0	$156.2

(1) Net sales less cost of sales less selling, general and administrative expenses.
(2) Adjusted operating income plus depreciation and amortization.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Quarter ended				Year ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2015	2016	2016	2016	2016
	(in millions)
Net cash flows provided by (used in) operating activities of continuing operations	$(8.3)	$3.2	$59.5	$60.1	$114.5

Investing activities:
Capital expenditures	(4.7)	(7.2)	(5.1)	(14.5)	(31.5)
Proceeds from sales of assets	—	0.1	0.1	0.1	0.3

Net cash flows used in investing activities of continuing operations	(4.7)	(7.1)	(5.0)	(14.4)	(31.2)

Financing activities:
Dividends	(3.2)	(3.2)	(4.9)	(4.8)	(16.1)
Employee taxes related to stock-based compensation	(2.9)	(0.3)	—	(0.1)	(3.3)
Repayments of debt	(1.3)	(1.2)	(1.3)	(1.2)	(5.0)
Excess tax benefit on stock-based compensation	0.7	(0.7)	—	—	—
Issuance of common stock	0.4	1.2	1.3	0.4	3.3
Financing costs paid	—	(0.1)	—	(1.1)	(1.2)
Other	2.1	(2.8)	0.4	(1.1)	(1.4)

Net cash flows used in financing activities of continuing operations	(4.2)	(7.1)	(4.5)	(7.9)	(23.7)

Net cash flows from discontinued operations:
Operating activities	10.8	1.2	7.2	11.4	30.6
Investing activities	(1.6)	(1.8)	(2.2)	(2.3)	(7.9)
Financing activities	0.1	(0.1)	—	—	—

Net cash provided by (used in) discontinued operations	9.3	(0.7)	5.0	9.1	22.7

Effect of currency exchange rate changes on cash	(0.7)	0.8	(0.3)	(0.2)	(0.4)

Net change in cash and cash equivalents	(8.6)	(10.9)	54.7	46.7	81.9
Cash and cash equivalents at beginning of period	113.1	104.5	93.6	148.3	113.1

Cash and cash equivalents at end of period	$104.5	$93.6	$148.3	$195.0	$195.0